UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 1, 2013

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 1, 2013, Halliburton’s Board of Directors approved the following amendments to Halliburton’s By-laws, effective as of that date.

•
Section 5, which generally governs business to be brought before a stockholder meeting in instances other than the nomination of a person for election as a director, was amended to further require that:

o	a stockholder giving advance notice of a proposal of business under Section 5 must be a stockholder of record at the time of the meeting; and
o
the stockholder’s notice must set forth (1) the text of any resolution proposed for consideration and (2) certain information with respect to any beneficial owner on whose behalf the proposal is being made.

•	Section 6, which generally governs the nomination of a person for election as a director, was amended to further require that:
o	a stockholder giving advance notice of a nomination under Section 6 must be a stockholder of record at the time of the stockholder meeting;
o
the stockholder’s notice must set forth (1) a statement that the nominee intends to deliver the advance resignation described below, (2) certain information with respect to any beneficial owner on whose behalf the notice is being given and (3) any material relationships involving the stockholder, any beneficial owner, any of their respective associates and affiliates or any other person acting in concert therewith, on the one hand, and the proposed nominee, any of the nominee’s associates and affiliates or any other person acting in concert therewith, on the other hand;

o
Halliburton’s Secretary will contact, in accordance with Halliburton’s Corporate Governance Guidelines, any proposed nominee nominated in accordance with Section 6 by a stockholder owning at least one percent of Halliburton’s outstanding voting stock for at least one year as of the date of the stockholder’s notice of the nomination;

o
the stockholder’s notice must include (1) a signed questionnaire with respect to the proposed nominee’s background and qualification and (2) a signed representation and agreement that, among other things, the proposed nominee is not and will not become a party to certain voting or compensatory arrangements or make any voting commitments and that the proposed nominee will comply with Halliburton’s corporate governance and other policies and guidelines; and

o
to be eligible to be a nominee for election or re-election as a director, whether nominated by a stockholder or otherwise, the proposed nominee must submit a letter of resignation that is (1) conditioned upon a finding by the disinterested members of the Board of Directors that the director substantially participated in a breach of fiduciary duty arising from a material violation of a U.S. federal or state law or recklessly disregarded his or her duty to exercise reasonable oversight and (2) subject to acceptance by those disinterested members.

•
Section 24(d) was added to provide that Halliburton is entitled to recognize the exclusive right of a person registered on its books as the owner of Halliburton shares to receive dividends on and vote those shares and to provide that Halliburton will not be bound to recognize any equitable or other claim to or interest in any Halliburton share on the part of any other person except as required by law.

•	Section 32, which generally governs indemnification of Halliburton’s directors and officers, was amended to:
o	clarify that the indemnification provisions apply to any threatened, pending or completed action, suit or proceeding;
o	add that the provisions of Section 32 generally apply to Halliburton’s directors and officers in their capacity as an employee or agent of another entity, joint venture, trust or other enterprise; and
o
provide that subsequent to an indictment of, or the filing of a civil complaint by a U.S. federal or state governmental enforcement agency against, a director or officer of Halliburton entitled to or receiving advancement of expenses, Halliburton may, subject to applicable law, terminate, reduce or place conditions upon any future advancement of expenses related to his or her defense thereof if certain additional events occur or determinations are made.

•	Minor or conforming changes were also generally made throughout the By-laws.

The foregoing summary of the amendments to the By-laws is qualified in its entirety by reference to the full text of the amended By-laws attached to this report as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

3.1           By-laws revised effective January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: January 2, 2013	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER                                EXHIBIT DESCRIPTION

3.1                                By-laws revised effective January 1, 2013